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                                                                    EXHIBIT 4(E)

                                    FORM OF
                         SUPPLEMENTAL WARRANT AGREEMENT

           SUPPLEMENTAL WARRANT AGREEMENT, dated as of _________ __, 1995, among FIRSTAR CORPORATION, a Wisconsin corporation ("Firstar"), FIRSTAR CORPORATION OF MINNESOTA, a Minnesota corporation and a wholly-owned subsidiary of Firstar ("FCM"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (said national association, and any successor which shall become such in the manner prescribed in the Warrant Agreement (as defined below), being hereinafter called the "Warrant Agent").

           WHEREAS, Firstar and FCM entered into an Agreement and Plan of Reorganization ("Merger Agreement") with Investors Bank Corp., a Delaware corporation ("Investors"), pursuant to which as of the date hereof Investors merged with and into FCM and the resulting entity became a wholly-owned subsidiary of Firstar (the "Merger");

           WHEREAS, pursuant to the Merger Agreement, each outstanding share of Investors Common Stock, $0.01 par value ("Investors Common Stock"), was converted into the right to receive 0.8676 of a share of Firstar Common Stock, $1.25 par value ("Firstar Common Stock");

           WHEREAS, Investors issued warrants to purchase one-half share of Investors Common Stock (the "Investors Warrants") pursuant to the Warrant Agreement, dated as of October 15, 1991, between Investors and the Warrant Agent (the "Warrant Agreement") (capitalized terms used herein and not otherwise defined have the meanings given such terms in the Warrant Agreement); and

           WHEREAS, the Merger Agreement requires Firstar, and the Warrant Agreement requires FCM, to enter into this Supplemental Warrant Agreement whereby each holder of an Investors Warrant shall hereafter have the right to receive, upon exercise of such warrant and upon the same terms and conditions applicable to an Investors Warrant under the Warrant Agreement, the same number of shares of Firstar Common Stock as the holder of such warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the consummation of the Merger.

           NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

           SECTION 1.      EFFECT OF CONVERSION OF INVESTORS COMMON STOCK.
Each Investors Warrant that was outstanding immediately prior to the consummation of the Merger shall, by virtue of the Merger and pursuant to this Supplemental Warrant Agreement and in accordance with Section 10(H) of the Warrant Agreement, without any action on the part of the holder thereof, hereafter represent a warrant to acquire, on the same terms and conditions as were applicable under such Investors Warrant, the same number of shares of Firstar Common Stock as the holder of such Investors Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the consummation of the Merger.
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           SECTION 2.      PURCHASE PRICE PER SHARE.  The purchase price per
share for Firstar Common Stock purchasable pursuant to the exercise of Investors Warrants shall initially be equal to (x) the aggregate Purchase Price payable under the Investors Warrants for the shares of Investors Common Stock otherwise purchasable pursuant to such Investors Warrant immediately prior to the consummation of the Merger divided by (y) the number of full shares of Firstar Common Stock deemed purchasable pursuant to Firstar Warrants (as computed in accordance with Section 1).

           SECTION 3. NOTICES. Any notice or demand pursuant to this Supplemental Warrant Agreement or the Warrant Agreement to be given to or made on Firstar by the Warrant Agent or by the registered holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by Firstar with the Warrant Agent) as follows:

                Firstar Corporation
                777 East Wisconsin Avenue
                Milwaukee, Wisconsin  53202
                   Attention:   __________________

           SECTION 4. OTHER TERMS. All terms and conditions of the Investors Warrants, as provided for in the Warrant Agreement, not specifically altered by this Supplemental Warrant Agreement shall continue to apply until amended in accordance with the terms of the Warrant Agreement. Firstar shall hereafter be deemed the "Company" and Firstar Common Stock shall hereafter be deemed the "Common Stock" wherever such terms are used in the Warrant Agreement. All references to the "Agreement" in the Warrant Agreement shall hereafter be deemed references to the Warrant Agreement as amended by this Supplemental Warrant Agreement.

           SECTION 5. MODIFICATION OF SUPPLEMENTAL WARRANT AGREEMENT. The Warrant Agent may, without the consent or concurrence of the holders of the Warrant Certificates, by supplemental agreement or otherwise, concur with Firstar in making any changes or corrections in this Supplemental Warrant Agreement that the Warrant Agent shall have been advised by counsel (who may be counsel for Firstar) are necessary or desirable to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, or to make any other provisions in regard to matters or questions arising hereunder and which shall not be inconsistent with the provisions of the Warrant Certificates and which shall not adversely affect the interests of the holders of Warrant Certificates; but this Supplemental Warrant Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the holders of the Warrant Certificates representing not less than a majority of the Warrants outstanding; provided, however, that no decrease in the number or nature of the securities purchasable upon the exercise of a Warrant, no increase in the Purchase Price therefor, and no shortening of the period prior to the Expiration Date of the Warrant shall be made without the consent in writing of the registered





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holder of the Warrant Certificate, other than as are specifically prescribed by or contemplated in the Warrant Agreement as originally executed.

           SECTION 6. SUCCESSORS. All the covenants and provisions of this Supplemental Warrant Agreement by or for the benefit of Firstar or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

           SECTION 7. MINNESOTA CONTRACT. This Supplemental Warrant Agreement shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be construed in accordance with the laws of said State.

           SECTION 8. DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Supplemental Warrant Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

           SECTION 9. COUNTERPARTS. This Supplemental Warrant Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Warrant Agreement to be duly executed and their respective seals to be hereunto affixed as of the day and year first above written.

                                     FIRSTAR CORPORATION



                                     By   ________________________________
[CORPORATE SEAL]                          Name:___________________________
                                          Title:__________________________

                                     FIRSTAR CORPORATION
                                       OF MINNESOTA



                                     By   ________________________________
[CORPORATE SEAL]                          Name:___________________________
                                          Title:__________________________





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                                     NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION



[CORPORATE SEAL]                     By   ________________________________
                                          Its:____________________________



                                     and



                                     By   ________________________________
                                          Its:____________________________





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